EXHIBIT 10.1

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

DATED THIS 4th DAY OF June 2021

BETWEEN

Fantasma Games AB (publ)

AND

GOLDEN MATRIX GROUP Inc.

SOFTWARE LICENSING AGREEMENT

1

CONTENTS

1.	DEFINITIONS & INTEPRETATION	3
2.	LICENSE	5
3.	TERM	6
4.	PAYMENT	6
5.	WARRANTIES AND UNDERTAKINGS	6
6.	LIMITATIONS AND EXCLUSION OF LIABILITY	8
7.	RESTRICTIONS, SECURITY AND CONTROL	8
8.	PROPRIETARY RIGHTS	9
9.	CONFIDENTIALITY	9
10.	TERMINATION	10
11.	FORCE MAJEURE	10
12.	AGENCY AND PARTNERSHIP	11
13.	AMENDMENTS	11
14.	ASSIGNMENTS	11
15.	ENTIRE AGREEMENT	11
16.	NOTICES	11
17.	SEVERANCE	12
18.	SUCCESSORS AND ASSIGNEES	12
19.	WAIVER	12
20.	LICENSED SUBSIDIARIES	12
21.	EXECUTION IN COUNTERPARTS	13
22.	TIME OF THE ESSENCE	13
23.	COST AND EXPENSES	13
24.	GOVERNING LAW AND DISPUTE RESOLUTION	13
SCHEDULE 1 Commercial Terms of Agreement		14
SCHEDULE 2 Subsidiaries of the Game Distributor		15

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THIS SOFTWARE LICENSING AGREEMENT (the “Agreement”) is made on _______________

BETWEEN:

(1)	Fantasma Games AB (publ) (company registration no.: 559074-0881), a company incorporated in Sweden with its registered address at Regeringsgatan 88, 111 39 Stockholm (“Supplier”); and

(2)	GOLDEN MATRIX GROUP INC. (company registration no.:), 3651 Lindell Road, Suite D131, Las Vegas, NV 89103 (“Game Distributor”)

(Collectively referred to as the “Parties” and each a “Party”)

WHEREAS:

(a)	Supplier has developed and owns the online Games (as defined below).

(b)

The Game Distributor designs and develops online gaming platforms for and on behalf of third-party operators (“Operators”). The online gaming platforms will consist of various games which the Operators will allow their registered users to play.

(c)

The Parties agree that Supplier shall make available the Games to the Game Distributor on the terms and conditions of this Agreement so that the Game Distributor could include the Games on the online gaming platforms.

(d)

Upon entering into the Agreement, the Game Distributor acknowledge that the Supplier is a publicly traded company and therefore subject to rules and regulations of the marketplace where the Supplier is listed as well as rules and regulations regarding market abuse and insider trading, including, but not limited to, the Market Abuse Regulation (EU) No 596/2014 (“MAR”). Game Distributor hereby undertakes to assist the Supplier if necessary to uphold its obligations under MAR and any marketplace regulations and acknowledge that the Game Distributor, or representatives of the Game Distributor, that hold confidential information about the Supplier and its business may be included on insider lists established by the Supplier from time to time, which prevents the Game Distributor, or representatives of the Game Distributor, from trading in the Supplier’s share.

NOW IT IS AGREED as follows:

1.	DEFINITIONS & INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expression have the following meanings:

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“Business Day”	: means any day on which banks are open for general banking business in Sweden, other than for internet banking services only;

“Gross Gaming Revenue”	: means the gross turnover of the Games less the amount paid out to Users as winnings;

“Intellectual Property Rights”

: means all intellectual property rights wherever in the world, whether registrable or unregistrable, registered or unregistered, including any application or right of application for such rights including but not limited to copyright, trademarks, service marks, design rights, patents, know-how, trade secrets, inventions, get-up and database rights;

“Monthly License Fees”	: the fees payable by the Game Distributor to Supplier as computed in accordance with Schedule 1 of this Agreement;

“Force Majeure Event”	: means the events listed in Clause 11 of this Agreement;

“Games”	: means the games to be provided by Supplier to the Game Distributor including but not limited to the games listed within the Games List provided to the Supplier during integration and before go live.

“Information”	: has the meaning ascribed to it in Clause 9.1;

“License”	: the limited, worldwide, non-exclusive, non-transferable, non-sublicensable license granted by Supplier to the Game Distributor pursuant to Clause 2.1;

“Maintenance Services”	: means the general maintenance of the Games and the application of any updates and/or upgrades;

“Software Defect”	: means a defect, error or bug in the Games having a material adverse effect on the operation and functionality of the Games;

“Servie Levels”	shall have the meaning set out in Schedule 3

“Service Credits”	shall have the meaning set out in Schedule 3

“Support Services”	the services set out in Schedule 3

“Users”	: means such persons to whom the Operator and/or Game Distributor has granted access to the online gaming platform to play the Games.

“RGS”	: Remote Gaming Server

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1.2	Unless the context otherwise requires:

(a)	References to a statutory provision include any subsidiary legislation made from time to time under that provision.

(b)

Any reference in this Agreement to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Agreement, so far as such modification or re-enactment applies or is capable of applying to any transactions entered into after the date hereof and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced.

(c)	words importing the singular include the plural and vice versa, words importing any gender include every gender, words importing persons include bodies corporate and unincorporate.

(d)	References to this Agreement include any Recitals and Schedules to it and references to Clauses, Recitals and Schedules are to the clauses and recitals of, and schedules to, this Agreement.

(e)	Clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement; and

(f)

Schedules and Recitals are an integral part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and reference to this Agreement includes reference to all the aforesaid.

2.	LICENSE

2.1

During the term of this Agreement and subject to the terms and conditions herein, Supplier grants to the Game Distributor a limited, worldwide, non- exclusive, non-transferable, non-sublicensable license (unless otherwise stated herein) to:

(a)	integrate the Games on the online gaming platforms that the Game Distributor designs and develops for itself and/or on behalf of Operators;

(b)	allow the Users to access and play the Games.

The License is limited in time to the term of the Agreement and is only valid subject to the agreed Monthly License Fees being paid in accordance with Clause 4 below.

2.2

The Game Distributor acknowledges and agrees that, in the case of any software which is licensed to the Supplier from a third-party and which is also incorporated in the Games (“Third-Party Software”), such Third-Party Software shall only be deemed to form part of the License strictly to the extent that the Supplier has the right to sub-license the use of that Third-Party Software to the Game Distributor within the scope of the License granted under this Agreement.

2.3	The Game Distributor has no right to access the software code (including object code, intermediate code and/or source code) of the Games.

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2.4

The Parties agree that Games contain features that allow Supplier to monitor the number of Users that access the Games as well as the amount of Gross Gaming Revenue. In this regard, each of the Parties represents and warrants to other Party that it has at all times complied with and will continue to comply with any applicable data protection and privacy requirements and any analogous legislation in any jurisdiction insofar as the same relates to the provisions and obligations of this Agreement.

2.5

Where it is required for the Supplier to integrate its own games upon the Game Distributors RGS which forms part of the online gaming platforms, Supplier will provide all assistance, documentation and support that is required for the Supplier to integrate its Games onto the RGS, allowing the Game Distributor to offer the Games to the Operators.

3.	TERM

This Agreement shall commence on the date of this Agreement and shall continue until or unless terminated in accordance with any of the provision of this Agreement.

4.	PAYMENT

4.1

In consideration for the License and services to be provided by Supplier to the Game Distributor, the Game Distributor agrees to pay the Monthly License Fees as computed based on the formulas as set out in Schedule 1.

4.2

Supplier shall issue invoices to the Game Distributor in respect of Monthly License Fees payable monthly in arrears with payment terms 30 days net. Payments shall not be subject to any deductions or withholdings, such as bank or exchange fees. Invoicing currency shall be USD, unless otherwise agreed between the Parties.

4.3	Each Party is responsible for paying any and all applicable sales taxes, use taxes, value added taxes, customs and duties imposed by any jurisdiction as a result of the Agreement.

4.4	Any late payment interest shall accrue at the base rate of Barclays Bank Plc, from the date when payment became due and until full payment has been made.

5.	WARRANTIES AND UNDERTAKINGS

5.1	Subject to Clause 5.2 below, Supplier warrants and represents to the Game Distributor that:

(a)	it has the legal right and authority to enter into this Agreement and to perform its obligations under this Agreement;

(b)	it shall use reasonable endeavour to maintain the availability of the Games to Users;

(c)	the Games will be supplied free from viruses, worms, Trojan horses, ransomware, spyware, adware and other malicious software programs; and

(d)	the Games will incorporate security features reflecting the requirement of good industry practices.

(e)	the Games will not infringe the Intellectual Property Rights of any person in any jurisdiction and under any applicable law.

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5.2	The Game Distributor acknowledges that the Games are complex software and complex software is never wholly free from defects, errors and bugs. In this regard, Supplier agrees to:

(a)

Once notified by the Game Distributor of a defect within a Game, use best efforts to rectify any defects, errors and bugs that causes Software Defect within reasonable time, as agreed between the Parties. Further, the Supplier shall provide a progress report to the Game Distributor of the remedial actions taken or to be taken, within two (2) Business Days after the Software Defect is notified to Supplier, unless otherwise agreed between the Parties; and

(b)	provide Maintenance Services during the duration of this Agreement. In this regard:

(i)

Supplier shall provide at least ten (10) Business Days’ prior notice to the Game Distributor of any scheduled Maintenance Services that are likely to affect the availability of the Games on the online gaming platforms; and

(ii)	Supplier shall provide the Maintenance Services with reasonable skill and care.

5.3	For the avoidance of doubt, downtime caused directly or indirectly by any of the following shall not be considered a breach of this Agreement:

(a)	a Force Majeure Event;

(b)	a fault or failure of the internet or any public telecommunications network or third party server;

(c)	a fault or failure of the Users’ computer systems or networks;

(d)	scheduled maintenance carried out in accordance with this Agreement; or

(e)	any other event which the Supplier not could have reasonably foreseen.

5.4

In the event Supplier reasonably determines, or any third party alleges, that the use of the Games by the Game Distributor in accordance with this Agreement infringes any person’s Intellectual Property Rights, Supplier may, acting reasonably and at its own costs and expense:

(a)	modify the Games in such a way that they no longer infringe the relevant Intellectual Property Rights; or

(b)	procure for the Game Distributor the right to use the Games in accordance with this Agreement.

5.5	The Game Distributor warrants and represents to Supplier that:

(a)	it has the legal right and authority to enter into this Agreement and to perform its obligations under this Agreement;

(b)	it shall comply with all legal requirements in connection with the use of the License;

(c)

it will obtain and maintain during the term of the Agreement, at its own expense, any and all permits, consents, license and authorizations which may be necessary for the Game Distributor’s promotion and operation of its on-going business, all in accordance with applicable laws and regulations;

(d)	it shall not be entitled to use the License in any manner or for any purpose in violation of the terms of this Agreement.

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5.6

All of the Parties’ warranties and representations in respect of the subject matter of this Agreement are expressly set out in this Agreement. To the maximum extent permitted by applicable law, no other warranties or representations concerning the subject matter of this Agreement will be implied into this Agreement or any related contract.

5.7

The Supplier warrants to the Game Distributor that it shall not approach the Game Distributor’s (including any entities included in its group, if applicable) clients (licensees, operators, etc.) as well as potential clients with whom the Game Distributor (or any entities in its group, if applicable) is holding, or recently held, negotiations, and in no case shall it enter into a contractual relationship with them in relation to the software discussed in this Agreement, unless the Supplier received prior written approval from the Game Distributor.

5.8

The Game Distributor warrants to the Supplier that it shall not approach the Supplier’s (including any entities included in its group, if applicable) clients (licensees, operators, etc.) as well as potential clients with whom the Supplier (or any entities in its group, if applicable) is holding, or recently held, negotiations, and in no case shall it enter into a contractual relationship with them in relation to the software discussed in this Agreement, unless the Game Distributor received prior written approval from the Supplier.

5.9	Subject to Clause 5.8, this obligation shall remain enforceable even after the termination of this Agreement, unless written approval is given by the Client.

6.	LIMITATIONS AND EXCLUSION OF LIABILITY

6.1	Supplier shall not be liable to the Game Distributor in respect of:

(a)	any special, indirect or consequential loss or damage;

(b)	any loss of revenue or profits;

(c)	any loss of business, contracts and/or opportunities.

6.2 Notwithstanding anything herein contained and save and except in respect of the monetary and indemnity obligations of the Parties set forth herein and save for claims relating to breach of confidentiality, infringement of Intellectual Property Rights and/or misappropriation of intellectual property or for any losses suffered as a result of an error in the Games enabling the Games to be exploited the liability of the Supplier to the Customer, or of the Customer to Supplier, shall not exceed the total aggregate revenue and any other fees paid by Customer to Supplier over the term of the agreement, even if either party has been advised of the possibility of such costs, expenses or damages.

7.	RESTRICTIONS, SECURITY AND CONTROL

7.1	The Game Distributor undertakes not to:

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(a)	assign or transfer the License or make or distribute copies of the Games except as permitted by this Agreement;

(b)	translate, adapt, vary, modify, disassemble, decompile or reverse engineer the Games without the Supplier’s prior written consent; and

(c)	in any way replicate (in form or function) the Games, or any part of a Game or any software provided to the Game Distributor by the Supplier.

7.2	During the term of this Agreement, the Game Distributor shall effect and maintain adequate security measures to safeguard the Games from access or used by any unauthorised person.

7.3	The Game Distributor shall immediately notify Supplier if it becomes aware of any loss or theft or unauthorised use of the Games.

8.	PROPRIETARY RIGHTS

8.1	The Games and the Intellectual Property Rights of whatever nature they may be in the Games are and shall remain the property of Supplier.

8.2

The Game Distributor acknowledges that any and all trademarks, trade names, copyrights, patents and other Intellectual Property Rights created, developed, embodied in or in connection with the Games or any enhancement thereto shall be and remain the sole property of Supplier or its licensors (as applicable) and the Game Distributor undertakes to assign (or cause to be assigned) all its interest therein to Supplier or its nominee. The Game Distributor shall not during or at any time after the termination of this Agreement in any way question or dispute the ownership by Supplier or its licensors of any such rights.

8.3	Whenever requested to do so by Supplier, the Game Distributor shall execute any applications, assignments or other instruments which Supplier deems necessary to give effect to this Clause.

8.4

The Game Distributor shall notify Supplier immediately if the Game Distributor becomes aware of any unauthorised use of the whole or any part of the Games and/or Intellectual Property Rights belonging to Supplier by any person.

9.	CONFIDENTIALITY

9.1

Both Parties to this Agreement undertake, except as provided below, to treat as confidential and keep secret all information marked “confidential” or which may reasonably be supposed to be confidential, including without limitation, information contained or embodied in the Games and other information supplied by the Game Distributor or Supplier (collectively referred to as the “Information”) with the same degree of care as its employs with regard to its own confidential information of a like nature and in any event in accordance with best current commercial security practices, provided that, this Clause shall not extend to any information which was rightfully in the possession of either Party prior to the commencement of the negotiations leading to this Agreement or which is already public knowledge or become so at future date (otherwise than as a result of a breach of this Clause).

9.2	Neither Party shall not without the prior written consent of the other Party divulge any part of the Information to any person except:

(a)	To their own directors, employees, representatives and advisors provided that such disclosure is strictly on a need to know basis;

(b)

To a court of competent jurisdiction, governmental body, stock exchange or applicable regulatory authority and any other persons or bodies having a right, duty or obligation to know the business of the other Party and then only in pursuance of such right duty or obligation;

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9.3

Both Parties undertake to ensure that persons and bodies referred to in Clause 9.2 are made aware before the disclosure of any part of the Information that the same is confidential and that they owe a duty of confidence to the other Party.

9.4

Each Party to this Agreement shall promptly notify the other Party if it becomes aware of any breach of confidence by any person to whom it divulges all or any part of the Information and shall give the other Party all reasonable assistance in connection with any proceedings which the other Party may institute against such person for breach of confidence.

9.5	The foregoing obligations as to confidentiality shall remain in full force and effect notwithstanding any termination of the License or this Agreement.

10.	TERMINATION

10.1	Either Party may terminate this Agreement by giving the other Party three (3) months’ notice in writing of its intention to terminate this Agreement.

10.2	Without prejudice to Clause 10.1 above, either Party may terminate this Agreement immediately if:

(a)	the other Party commits a breach of this Agreement, and the breach is not remediable; or

(b)

the other Party commits a breach of this Agreement, and the breach is remediable, but the other Party fails to remedy the breach within the period of ten (10) Business Days following the giving of a written notice to the other Party requiring the breach to be remedied; or

(c)	the other Party persistently breaches this Agreement; or

(d)

the other Party is dissolved or cease to conduct all or substantially all of its business or insolvent or is declared insolvent or convenes a meeting or makes or proposed to make any arrangement or composition with its creditors or other similar or related actions.

10.3	Forthwith upon the termination of this Agreement:

(a)	Supplier will disable the access to the Games granted to the Game Distributor and the Users.

(b)	the Game Distributor shall withdraw all references to Supplier and the Games (including all marketing materials provided by Supplier, if any) from the relevant online gaming platforms.

(c)	The License will immediately be terminated.

10.4

Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision in this Agreement which is expressly or by implication intended to come into or continue in force on or after such termination.

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11.	FORCE MAJEURE

Save as is otherwise specifically provided in this Agreement, the Parties shall not be liable for failures or delays in performing their obligations hereunder, except the obligation to make any payments, arising from any cause beyond their control, including without limitation, acts of God, acts of civil or military authority, fires, strikes, lockouts or labour disputes, epidemics, pandemics, governmental restrictions, wars, terrorist acts, riots, earthquakes, storms, typhoons, floods and breakdowns in electronic and computer information and communications systems and in the event of any such delay, the time for all Parties’ performance shall be extended for a period equal to the time lost by reason of the delay which shall be remedied with all due despatch in the circumstances.

12.	AGENCY AND PARTNERSHIP

This Agreement shall not constitute or imply any partnership, joint venture, agency, fiduciary relationship or other relationship between the Parties other than the contractual relationship expressly provided for in this Agreement.

13.	AMENDMENTS

This Agreement may not be released, discharged, supplemented, interpreted, amended, varied or modified in any matter except by an instrument in writing signed by a duly authorised officer or representative of each of the Parties.

14.	ASSIGNMENTS

This Agreement is personal to the Parties and neither this Agreement nor any rights, licenses, or obligations under it, may be assigned by either Party without the prior written approval of the other Party unless otherwise stated within this Agreement.

15.	ENTIRE AGREEMENT

This Agreement supersedes all prior agreements, arrangements and undertakings between the Parties and constitutes the entire agreement between the Parties relating to the subject matter of this Agreement. However, the obligations of the Parties under any pre-existing non-disclosure agreement shall remain in full force and effect in so far as there is no conflict between the same. The Parties confirm that they have not entered into this Agreement on the basis of any representation that is not expressly incorporated into this Agreement.

16.	NOTICES

16.1	Any notice or other communication in connection with this Agreement shall be in writing in English (“Notice”) and shall be sufficiently given or served if delivered or sent:

In the case of Supplier to: Address: Regeringsgatan 88, 111 39 Stockholm E-mail: Fredrik Johansson

Attention: CCO

In the case of Game Distributor to:

Address: 3651 Lindell Road, Suite D131, Las Vegas, NV 89103

E-mail: brian@goldenmatrix.com

Attention: CEO – Anthony Brian Goodman

or to such other address or electronic mail address as the relevant Party may have notified to the other Parties in writing in accordance with this Clause.

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16.2

Any Notice may be delivered by hand or, sent by electronic mail or prepaid registered post. Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the day of despatch in the place to which it is sent, if sent by electronic mail, or five Business Days from the time of posting, if sent by post, or five Business Days from the time of posting, if sent by airmail, or at the time of delivery, if delivered by hand.

17.	SEVERANCE

If any provision of this Agreement is prohibited by law or judged by a court to be unlawful, void or unenforceable, the provision shall, to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provision of this Agreement, and shall not in any way affect any other circumstances of or the validity or enforcement of this Agreement.

18.	SUCCESSORS AND ASSIGNEES

This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assignees, and references to a Party in this Agreement shall include its successors and permitted assignees.

19.	WAIVER

No delay, neglect or forbearance on the part of either Party in enforcing against the other Party any term or condition of this Agreement shall either be or deemed to be a waiver or in any way prejudice any right of that Party under this Agreement. No right, power or remedy in this Agreement conferred upon or reserved for either Party is exclusive of any other right, power or remedy available to that Party.

20.	LICENSED SUBSIDIARIES

The Game Distributor, being the holding company of licensed subsidiary companies, has the right to transfer this Agreement in its entirety to any of its subsidiaries as listed in Schedule 2 in order to offer the Games to the end users of Operators within that subsidiary company’s market. Any new fees not listed within Schedule 1 of this Agreement relevant to the subsidiary company’s market, will be added to this Agreement via addendum once mutually agreed upon between the Parties.

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21.	EXECUTION IN COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Parties by facsimile or by electronic mail in "portable document format (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute one and the same instrument. Any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by facsimile or other electronic signature (such as EchoSign) by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received. Such signatures executed by way of facsimile or other electronic means (such as EchoSign) shall be recognised and construed as secure electronic signatures pursuant to the Electronic Transactions Act 2010 and that the Parties accordingly shall deem such signatures to be original signatures for all purposes.

22.	TIME OF THE ESSENCE

Time shall be of the essence in this Agreement as regards any time, date or period mentioned in this Agreement or subsequently substituted as a time, date or period by agreement in writing between the Parties.

23.	COST AND EXPENSES

Each Party shall bear its own legal costs and other costs and expenses arising in connection with the drafting, negotiation and execution of this Agreement.

24.	GOVERNING LAW AND DISPUTE RESOLUTION

24.1	This Agreement shall be governed by and construed according to the laws of Sweden without regard to its principles and rules on conflict of laws.

24.2

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be finally settled exclusively by the Arbitration Institute of the Stockholm Chamber of Commerce (the “SCC Institute”). The Rules for Expedited Arbitrations of the SCC Institute shall apply, unless the SCC Institute, taking into account the complexity of the case, the amount in dispute and other circumstances, determines, in its discretion, that the Arbitration Rules of the SSC Institute shall apply. The seat of arbitration shall be Stockholm and the language of the proceedings shall be English. The arbitral award shall be kept confidential.

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SCHEDULE 1

Commercial Terms of Agreement

1. LICENSE FEES

The Game Distributor shall pay to the Supplier the Monthly License Fee to be calculated as a percentage of the monthly Net Gaming Revenue (NGR) generated by the Games.

NGR = All Wagers – All winnings – Marketing Deduction Cap – Gaming Taxes (if any) The Monthly License Fee is provided in the table below:

i) Asia

Monthly NGR	Monthly License Fee
€ 0 – 1,000,000	[****]
€ 1,000,001 – 3,000,000	[****]
€ 3,000,001 +	[****]

ii) Non-Asia

Commercials for non-Asian operators are to be agreed, and formalised via addendum(s), on an ad hoc basis.

2.	MARKETING

2.1.	“Marketing Deduction Cap” The maximum permissible Marketing Deduction is set at 15% of the same Month’s Gross Gaming Revenue and applicable only to the calculation Monthly License Fee.

2.2.

The Game Distributor shall provide a report to the Supplier in respect of the Marketing Deductions by no later than the fifth (5) Working Day of the Month, and shall include the bonus amount given, date the bonus was issued, and type of bonus issued.

2.3.	Any marketing materials that are to appear on the RGP, including but not limited to promo banners, Games icons and Games related images, shall be discussed, and mutually agreed between the Parties.

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SCHEDULE 2

Subsidiaries of the Game Distributor

NAME OF SUBSIDIARY	REGISTRATION NUMBER	ADDRESS	TERRITORIES IN WHICH THE SUBSIDIARY OPERATES
[NAME]	[**]	[ADDRESS]	[COUNTRY], [COUNTRY], [COUNTRY]
[NAME]	[**]	[ADDRESS]	[COUNTRY], [COUNTRY], [COUNTRY]
[NAME]	[**]	[ADDRESS]	[COUNTRY], [COUNTRY], [COUNTRY]
[NAME]	[**]	[ADDRESS]	[COUNTRY], [COUNTRY], [COUNTRY]
[NAME]	[**]	[ADDRESS]	[COUNTRY], [COUNTRY], [COUNTRY]

SCHEDULE 3

SERVICE LEVELS AND SERVICE CREDITS

1 DEFINITIONS

1.1	In this Schedule the following expressions shall have the following meanings unless the context requires otherwise:

“Availability Service Levels”	the uptime commitments set out in paragraph 4.1 of this Schedule;
“Available” and “Availability”	fully functional, Fault free and available to be accessed and utilised by all Customers and End Users at any time;
“Core Hours”	9am to 2am GMT+8;
“Fault”	a Priority 1 Fault, a Priority 2 Fault or a Priority 3 Fault (as applicable);
“Planned Downtime”

a period of Service Downtime which is agreed with Game Distributor no less than 10 Business Days in advance during which all or part of the Licensed Software (or any component thereof) shall be Unavailable, to enable Supplier to install patches or upgrades to the Licensed Software (or any part thereof) and which shall be capped at six (6) hours per month;

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“Priority Level”	the level of priority allocated to a Fault by Game Distributor, in accordance with paragraph 3.3 of this Schedule;
“Priority 1 Fault”

a total or significant failure in the functionality or performance of the Licensed Software (or any part thereof) or where Availability of the Licensed Software (or any part thereof) has degraded to a level where revenue may be impacted and/or non recoverable or any failure which otherwise impacts on revenue;

“Priority 2 Fault”

a failure of moderate impact causing moderate/low disruption or reduction in the functionality or performance of the Licensed Software (or any part thereof) or the Availability of the Licensed Software (or any part thereof) which does not impact on revenues and an acceptable Workaround exists;

“Priority 3 Fault”	a minor fault with minimal (if any) impact on the functionality or performance of the Licensed Software (or any part thereof) or the Availability of the Licensed Software (or any part thereof);
“Reporting” and “Reported”	the reporting of a Fault by Game Distributor to Supplier;
“Response and Resolution Service Levels”	the Response Time Service Levels and the Resolution Time Service Levels;
“Resolution Time Service Levels”	the target timeframe for Resolving a Fault as set out in the table in paragraph 4.2 of this Schedule;
“Response Time Service Levels”	the timeframe for Responding to a Fault as set out in paragraph 4.2 of this Schedule;
“Resolve”

in relation to a Fault, to restore the functionality and performance of the Licensed Software and to restore operation of such Licensed Software to the applicable operating level in the Specification (or where no such level is set out in the Specification, to restore normal functionality, performance and operation), whether through the implementation of a Workaround or permanent solution; and “Resolution”, “Resolving” and “Resolved” shall be construed accordingly;

“Respond”	in relation to a Fault, that Supplier shall notify Game Distributor which personnel have been assigned to the Fault;

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“Service Downtime”	any period where the Licensed Software (or any part thereof) is Unavailable;
“Service Credits”

a credit due to Game Distributor where Supplier fails to: (i) meet the Availability Service Levels; and/or (ii) Respond to Fault notifications within the Response Time Service Level targets; and/or (iii) provide a Resolution to Faults in accordance with the relevant Resolution Time Service Level targets, as each such credit is calculated in accordance with the relevant section of this Schedule;

“Service Levels”	the Availability Service Levels and the Response and Resolution Service Levels;
“Unavailable”	the Licensed Software (or any part thereof) is not Available; and
“Workaround”

a method of restoring the Licensed Software to the operating and performance level set out in the Specification (or where no such level is set out in the Specification, to restore normal operation and performance), without the underlying Fault being permanently Resolved.

2	SUPPORT SERVICES

2.1	Supplier shall provide to Game Distributor the Support Services in accordance with this Schedule throughout the Term.

3	FAULT FIXING AND HELP QUERY RESOLUTION

Help desk

3.1

Supplier shall provide a 24/7 (including bank holidays) second and third tier level technical support help desk staffed with appropriately skilled and trained personnel who possess reasonable communication skills in accordance with best industry practice, are administratively competent and who are suitably qualified and experienced (or have access to persons who are suitably qualified and experienced and to whom they will route the problem) with the Licensed Software.

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Fault reporting

3.2

If a Fault is discovered or suspected by Game Distributor, Game Distributor shall notify Supplier of the Fault by telephone or email to the Supplier’s helpdesk and the Supplier shall promptly log such Fault in their systems and allocate appropriate Supplier resources to Resolve such Fault and Respond to Game Distributor accordingly.

3.3

When reporting a Fault to Supplier, a Game Distributor representative shall set out the Priority Level which Game Distributor reasonably determines relates to the Fault. The Priority Level of each Fault shall be determined in accordance with the definitions of Fault Priority Levels set out in this Schedule.

4.	SERVICE LEVELS AND SERVICE CREDITS

4.1

Availability Service Levels: The Supplier shall ensure that the Licensed Software shall be Available at least 98.0% of the time in any given calendar month during the Term, excluding any Planned Downtime which shall not be considered for Availability purposes. If Supplier fails to meet this uptime target in any calendar month, Game Distributor shall be entitled to Service Credits calculated as follows:

Availability of Licensed Software	Service Credits (as percentage of monthly Supplier Revenue Share)
Less than 98.0% but greater than or equal to 95.0%	5%
Less than 95% but greater than or equal to 90.0%	10%
Less than 90.0% but greater than or equal to 85%	20%
Less than 85%	30% and shall be considered a material breach of this Agreement which is incapable of remedy (without prejudice to Game Distributor’s other rights and remedies under this Agreement).

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4.2

Response and Resolution Service Levels: Supplier shall: (i) Respond to Fault notifications within the Response Time Service Level; (ii) Resolve all Faults within the Resolution Time Service Level; and (iii) provide Game Distributor with updates by telephone and/or email as to the nature and status of its efforts to Resolve each Fault and the estimated time of Resolution for each Fault, in each case as applicable to the Priority Level of the Fault set out in the following table:

Priority	Response Time Service Level*	Resolution Time Service Level**	Updates
Priority 1 Fault	15 minutes	2 hours	No less than every 15 minutes from when Fault is Reported
Priority 2 Fault	15 minutes	4 hours	No less than every 2 hours from when Fault is Reported
Priority 3 Fault	15 minutes	Mutually agreed between the parties	No less than every 48 hours from when Fault is Reported

* Response Time Service Level period commences when the Fault is Reported to Supplier and ends when Supplier has Responded to the Fault.

**Resolution Time Target Service Level period commences when the Fault is Reported to Supplier and ends when Supplier has Resolved the Fault.

5.	NATURE OF SERVICE CREDITS

5.1

Service Credits shall, at Game Distributor’s discretion, be either: (i) payable as a debt due by Supplier to Game Distributor within thirty (30) Business Days of the date on which they accrue; or (ii) set off against any sum payable by Game Distributor to Supplier in the following month(s).

5.2	The Service Credits are a reduction of the amounts payable in respect of the Services.

5.3	Supplier waives any defence as to the validity of any obligation to pay the Service Credits.

5.4

Except as expressly provided in this Agreement, the payment of Service Credits shall not relieve Supplier from any other obligation under this Agreement. Meeting or exceeding a Service Level indicates that Supplier is meeting some (but not necessarily all) of its contractual commitments to Game Distributor with respect to levels of performance.

5.5	Nothing in this Schedule shall restrict Game Distributor’s right to claim damages or any other remedy or to terminate this Agreement in accordance with its terms.

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This Agreement has been executed on the date first before written by the undersigned persons who are duly authorised by the respective Party.

SIGNED by Fredrik Johansson and Martin Fagerlund             )

For and on behalf of                        )

Fantasma Games AB                       )

/s/ Fredrik Johansson	/s/ Martin Fagerlund
6/28/2021	6/28/2021

SIGNED by Anthony Brian Goodman                  )

For and on behalf of

GOLDEN MATRIX GROUP Inc.                           )

/s/ Brian Goodman

6/22/2021

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